SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

September 30, 2003

(Date of earliest event reported)

SUNCOAST BANCORP, INC.

(Exact name of Company as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

333-70231	65-0827141

(Commission File Number)	(IRS Employer Identification Number)

8592 Potter Park Drive, Suite 200, Sarasota, Florida	34238

(Address of Principal Executive Offices)	(Zip Code)

(941) 923-0500

(Company’s telephone number, including area code)

ITEM 5.          Other Events and Required F.D. Disclosure

On September 30, 2003, Suncoast Bancorp, Inc. completed its offering of Convertible Preferred Stock which commenced in May 2003. An aggregate of $2,254,000 (225,400 shares) were sold on a private placement basis pursuant to applicable exemptions under the federal and state securities laws. The Preferred Stock will pay cumulative dividends on the basis of .06 of a share of Preferred Stock for each share of Preferred Stock purchased in the offering, payable on each of September 30, 2004 (to shareholders of record on September 15, 2004), and September 30, 2005 (to shareholders of record on September 15, 2005). The shares of Preferred Stock are automatically convertible into shares of Common Stock on the earlier of September 30, 2005 or a Change in Control of the Company, at a conversion price equal to $8.50 per share.

ITEM 7.          Financial Statements, with Pro Forma Financial Information and Exhibits

(a)     Financial Statements of Business Acquired:

None

(b)     Pro Forma Financial Information:

None

(c)     Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOAST BANCORP, INC.

Date: October 2, 2003	By: /s/ John T. Stafford

John T. Stafford, President and Chief Executive Officer

Date: October 2, 2003	By: /s/ John S. Wilks

John S. Wilks, Senior Vice President and Chief Financial Officer